Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the “Corporation”), do hereby nominate, constitute and appoint Dustan E. McCoy, William L. Metzger and Kristin M. Coleman (each an “Authorized Representative”), and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to: (i) execute in the name and on behalf of the undersigned as directors and officers of the Corporation, the Registration Statement on Form S-8, prepared under the Securities Act of 1933, that registers common stock to be offered and sold pursuant to the Brunswick Corporation 2014 Stock Incentive Plan and any and all amendments thereto (the “Registration Statement”); and (ii) execute every document and take every other action which such Authorized Representative deems necessary or desirable in connection with the Registration Statement and any sale of securities or other transaction accomplished by means of the Registration Statement, and each of the undersigned hereby ratifies and approves all that said Authorized Representatives or any of them shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Capacity	Signature	Date

Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	/s/ DUSTAN E. MCCOY Dustan E. McCoy	May 7, 2014

Director	/s/ NOLAN D. ARCHIBALD Nolan D. Archibald	May 9, 2014

Director	/s/ NANCY E. COOPER Nancy E. Cooper	May 7, 2014

Director	/s/ DAVID C. EVERITT David C. Everitt	May 5, 2014

Director	/s/ MANUEL A. FERNANDEZ Manuel A. Fernandez	May 8, 2014

Director	/s/ DAVID V. SINGER David V. Singer	May 6, 2014

Director	/s/ RALPH C. STAYER Ralph C. Stayer	May 8, 2014

Director	/s/ J. STEVEN WHISLER J. Steven Whisler	May 8, 2014

Director	/s/ ROGER J. WOOD Roger J. Wood	May 7, 2014

Director	/s/ LAWRENCE A. ZIMMERMAN Lawrence A. Zimmerman	May 8, 2014